Exhibit 10.20

                             UNIT PURCHASE AGREEMENT

         THIS UNIT PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this l2th day of May 2004 by and among Obic, Inc., a Washington corporation ("Seller"), Monterey Pasta Company, a Delaware corporation (the "Buyer"), CIBO Naturals LLC, a Washington limited liability company (the "Company" or "CIBO"), and Suekat LLC, a Washington limited liability company ("Suekat"). Collectively, all parties except CIBO are referred to as the "Members."

                                 R E C I T A L S

         A.       The Members are members of CIBO.

         B. The Buyer acquired its membership interest in CIBO pursuant to an Agreement for Purchase and Sale of Limited Liability Company Units by and among the Members and CIBO, dated January 28, 2004 (the "Purchase and Sale Agreement"). Under the terms of the Purchase and Sale Agreement, the Buyer acquired eighty percent (80%) of the outstanding units of the Company, and the Seller and Suekat together retained twenty percent (20%) of the outstanding units for subsequent sale to the Buyer further in accordance with the terms of the Purchase and Sale Agreement.

         C. Subsequent to the closing of the Purchase and Sale Agreement, the Members have determined that it is in their mutual best interest for the Buyer to acquire from Seller its remaining interest in CIBO immediately, rather than in accordance with the terms of the Purchase and Sale Agreement.

         D. The Members and CIBO further agree that, as a result of this departure from the Members' original intentions, it is necessary to amend the Purchase and Sale Agreement and the Company's Amended and Restated Operating Agreement dated January 28, 2004 (the "Operating Agreement"), that the Parties consent to the withdrawal of Obic as a member of CIBO, and that the Members further waive certain provisions of the Operating Agreement.

         E. Suekat is a party to the Agreement for the purposes of (a) giving its consent to the withdrawal of Seller as a Member of the Company and
(b) waiving the provisions of section 13.1 of the Operating Agreement. Insofar as they otherwise may apply to the transaction provided for in the Agreement. Suekat is not a party to the Agreement for any other purpose.

                                    AGREEMENT

         NOW, THEREFORE, based on the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members and CIBO agree as follows:

         1. Sale of Units. Seller agrees to sell and deliver to Buyer and Buyer agrees to purchase and accept from Seller, free and clear of all liens, encumbrances or restrictions of any kind or nature whatsoever, except for those set forth in the Operating Agreement, on the terms and subject to the conditions set forth in this Agreement, good and marketable title to 83,333 units of the Company, representing all of such units now owned by the Seller (the "Units").

         2. Purchase Price; Closing. The purchase price to be paid in consideration for the purchase of the Units shall be Three Hundred Sixteen Thousand Five Hundred Dollars ($ 316,500) (the "Purchase Price") to be paid at Closing (as defined below) in the following manner:

         a. Buyer shall deliver to Seller cash in the amount of Three Hundred Sixteen Thousand Five Hundred Dollars ($316,500).

         c. Seller shall deliver an assignment and transfer of the Units, in a form acceptable to Buyer's counsel, to the Buyer.

         d. Closing shall take place as of the 12th day of May 2004 (the "Closing").

         3. Amendment of Other Agreements. The Members shall make such changes to the Purchase and Sale Agreement and the Operating Agreement as they shall deem necessary or desirable in consequence of the sale of the Units to Buyer.

         4.       Consent and Waiver.
                  ------------------

         a. Acting pursuant to section 5.7 of the Operating Agreement, the Members consent to the withdrawal of Obic as a member of CIBO, effective as of the Closing.

         b. The Members hereby waive the restrictions upon transfer of units of interest in CIBO set forth in section 13.1 of the Operating Agreement for the purpose only of the purchase and sale of the Units by the Buyer and Seller.

         5. Representations and Warranties of Seller. The Seller hereby represents and warrants that:

                  a. Ownership of Units. Seller owns of record and beneficially the Units and has, and at Closing will have, good and marketable title to the Units free and clear of all liens, encumbrances or restrictions of any kind or nature whatsoever, except as set forth in the Operating Agreement.

                  b. Delivery of Good Title. Upon delivery of the Units and payment of the Purchase Price therefor pursuant to this Agreement, Buyer will have good and marketable title to the Units free and clear of all liens, encumbrances or restrictions of any kind or nature whatsoever, except as set forth in the Operating Agreement.

                  c. Authorization of Transaction. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions. Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental

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

agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Seller.

         5. Representations and Warranties of Buyer and Suekat. The Buyer and Suekat hereby each severally represent and warrant, for themselves and not jointly, that:

                  a. Authorization of Transaction. Each has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of them, enforceable in accordance with its terms and conditions. Neither of them need give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by each of them.

         6. Indemnification. Each party to this Agreement hereby agrees to indemnify and hold each other party harmless from any and all liabilities or damages incurred by each such party arising as a result of any breach of a representation or warranty made by the indemnifying party.

         7. Dispute Resolution; Attorneys' Fees. In the event of any dispute or action regarding the interpretation or enforcement of any provision of this Agreement, or on account of any default under or breach of this Agreement, any party may submit such dispute to binding arbitration. Such arbitration shall be conducted in King County, Washington (or in such other venue as to which the disputants shall mutually agree), under the commercial rules then prevailing of the American Arbitration Association. In the event that the disputant parties are unable to agree on a single arbitrator, any of them may apply to a court of competent jurisdiction in the selected venue for appointment of an arbitrator. The decision of the arbitrator shall be final and binding on the disputant parties and may be entered and enforced in any court of competent jurisdiction. Unless the arbitrator for good cause determines otherwise, the mostly prevailing party or parties shall be entitled to recover from the other disputant party or parties, in addition to any other relief, all reasonable attorneys' fees and expenses incurred by the mostly prevailing disputant or disputants in connection with such arbitration proceedings.

         6. Binding Effect: Governing Law. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement shall be governed and interpreted under the laws of the State of Washington.

         7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute part of a single Agreement. The parties agree that the Closing may take place on the basis of faxed executed copies of this Agreement and related agreements, with original signed copies to be distributed afterwards.

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

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.


OBIC, INC.                                  SUEKAT LLC

By: /s/ GLEN NIECE                          By: /s/ JAMIE COLBOURNE
    ------------------------------              --------------------------------
    Glen Niece                                  Jamie Colbourne
    Its: President                              Its: Manager


MONTEREY PASTA COMPANY                      CIBO NATURALS LLC

By: /s/ JAMES M. WILLIAMS                   By: /s/ JAMES M. WILLIAMS
    ------------------------------              --------------------------------
    James M. Williams                           James M. Williams
    Its: President                              Its:  President


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